Exhibit 99.1

May 28, 2015

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Tamera Gjesdal	Cynthia A. Williams
Executive Vice President	Senior Vice President	Senior Executive Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1470
AGreer@BBandT.com	TGjesdal@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CEO to speak at Deutsche Bank Global Financial Services Investor Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced Chairman and Chief Executive Officer Kelly S. King will speak at the Deutsche Bank Global Financial Services Investor Conference in New York, Tuesday, June 2, at 11:35 a.m. ET.

A webcast of King’s presentation will be available at BBT.com and will be archived for 30 days.

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with $189.2 billion in assets and market capitalization of $28.2 billion as of March 31, 2015. Based in Winston-Salem, N.C., the company operates 1,875 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at BBT.com.

###